Exhibit 99.1




                   BUSINESS AND FINANCIAL CONSULTANT AGREEMENT


         THIS BUSINESS AND FINANCIAL CONSULTANT AGREEMENT ("Agreement") is made and entered into in duplicate this 15th day of June, 2001, by and between TopClick International, Inc., a Delaware corporation ("Corporation"), and David Le ("Consultant").

                                    RECITALS

         A. It is the desire of the Corporation to engage the services of the Consultant to consult with the Corporation regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation.

         B. It is the desire of the Consultant to so consult with the Board of Directors of the Corporation ("Board") and the officers of the Corporation concerning those matters.

         C. The Consultant is involved in the financial services industry and, from time to time, does assist businesses in identifying and acquiring certain business and financial opportunities.

         D. The parties desire that the Corporation retain the Consultant to consult with the Corporation and assist the Corporation in identifying, locating and, possibly, acquiring various business and financial opportunities for the Corporation, on the terms and subject to the conditions specified in this Agreement.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES, UNDERTAKINGS AND COVENANTS SPECIFIED HEREIN, AND FOR OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES AGREE WITH EACH OTHER AS FOLLOWS:

         1. Incorporation of Recitals. The recitals of this Agreement, specified above, by this reference, are made a part of this Agreement, as though specified completely and specifically at length in this Agreement.

         2. Term of Agreement. The respective duties and obligations of the parties shall commence on July 1, 2001 ("Effective Date"), and shall continue until terminated by either of the parties. In the event either party to this Agreement desires to terminate this Agreement, that party shall provide to the other party notice of that party's intention to terminate this Agreement, and which notice shall specify the date of termination of this Agreement; provided, however, that such date of termination shall not be sooner than 60 days after the date that such notice is given to such other party.




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          3.    Confidential Information.

          3.1. Definition of Confidential Information. As used in this Agreement, "Confidential Information" shall, subject to the provisions set forth at Section 3.2 of this Agreement, include, but not be limited to, computer programs, software, source codes, computations, data files, algorithms, techniques, processes, designs, specifications, drawings, charts, plans, schematics, computer disks, magnetic tapes, books, files, records, reports, documents, instruments, agreements, contracts, correspondence, letters, memoranda, financial, accounting, sales, purchase and employment data, capital structure information, corporate organizational information, identities, names and addresses of shareholders, directors, officers, employees, contractors, vendors, suppliers, customers, clients and all persons and entities associated with the Corporation, information pertaining to projects, projections, assumptions and analyses, and all other data and information and similar items relating to the business of the Corporation and all other data and information and similar items relating to the Corporation of whatever kind or nature and whether or not prepared or compiled by the Corporation.

          3.2.   General Knowledge.  Confidential Information,  as that term is
                 ------------------
used in this Agreement, shall not include information which:

                  (a) is already known without restriction to the Consultant; or
                  (b) is or becomes publicly known as a result of no wrongful act of the Consultant; or
                  (c) is received from a third party without restriction and without breach of this Agreement; or
                  (d)      is independently developed by the Consultant

          3.3.   Non-Disclosure. The Consultant and the Consultant's
                 ---------------
representatives, heirs, successors, employees, assigns, attorneys, affiliates, agents and other representatives, as the case may be, and each of their shareholders, partners, directors, officers, employees, representatives, attorneys, and all other persons or entities acting by, through, under, or in connection with them, or any of them, shall not, directly or indirectly, divulge, disclose, disseminate, distribute, license, circulate, publish, use, sell or otherwise make known any Confidential Information to any third party or person or entity not expressly authorized by the Corporation in advance in writing to receive such Confidential Information. The Consultant shall prevent disclosure of any Confidential Information to any third party and shall exercise the most stringent care and discretion in accordance with the Consultant's duty pursuant to this Agreement to prevent any such disclosure.

         3.4. Ownership and Reproduction or Translation of Confidential Information.
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All Confidential Information is and shall remain the property of the Corporation and may not be reproduced, replicated, recreated, reconstructed, remanufactured, engineered, reverse engineered, copied, translated, compiled, interpreted or decompiled, in any manner whatsoever whether electronic, electromagnetic, electromechanical, mechanical, chemical or photographic without the prior written consent of the Corporation.



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         3.5.   Removal and Return of Confidential Information. The Consultant
                -----------------------------------------------
shall only remove such original or reproduced, replicated or photocopied Confidential Information from the premises of the Corporation or any bailee or other place of repository as may be expressly permitted in advance in writing by the Corporation. The Consultant shall promptly return to the Corporation all Confidential Information upon the request of the Corporation and shall not retain any reproductions, replications, photocopies or other copies or renditions of any Confidential Information. The Consultant shall certify in writing to the Corporation that the Consultant has either returned or destroyed all such reproductions, replications, photocopies or copies or other renditions.

         3.6.   Prohibition  of Use.  The  Consultant  shall not  directly or
                --------------------
indirectly make any use whatsoever of Confidential Information or of any feature, specification, detail or other characteristic contained in, or derived from, any Confidential Information, except as may be expressly authorized by the Corporation in writing.

          3.7.  Competitive Activities. Any unauthorized use, sale, licensing,
                -----------------------
marketing, transfer or disclosure of Confidential Information obtained by the Consultant, including information concerning the Confidential Information and any future or proposed activities by the Corporation or any of the Corporation's employees, associates, affiliates, agents, consultants or representatives, and the fact that those activities may be considered or in production, as well as any description of the features, specifications, or characteristics of those activities, shall constitute unfair competition and shall be a breach of this Agreement and of the Consultant's fiduciary duties to the Corporation. The Consultant shall not engage in any unfair competition with the Corporation at any time, whether during or following the completion of the term of this Agreement.

          4. Consultations. The Consultant shall consult with the Board and the officers of the Corporation, at reasonable times, concerning any issue of importance regarding certain opportunities available to the Corporation and other relevant matters relating to the business of the Corporation. Specifically, subject to those restrictions specified in Paragraph 8 it is anticipated that the Consultant shall (i) assist the officers of the Corporation in connection with certain delegated matters regarding the funding and capital requirements of the Corporation and (ii) introduce the Corporation to investment bankers, broker dealers, institutional investors and qualified prospective merger or acquisition candidates for purposes of allowing the Corporation to consider and, if appropriate, consummate and close certain mergers and acquisitions and other opportunities. The provisions of this Agreement notwithstanding, the services of the Consultant to be provided pursuant to the provisions of this Agreement do not include investor relation services or the direct or indirect promotion of the Corporation's securities in any manner whatsoever.

            5. Management Power of the Consultant. The business affairs of the Corporation and the operation of business of the Corporation shall be conducted by the officers and administrative staff and employees of the Corporation. It is the intention of the Corporation not to confer on the Consultant, and the Consultant shall not have, any power of direction, management, supervision or control of the administrative staff or other employees of the Corporation, or to otherwise be involved with the management of the business of the Corporation.



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            6.    Authority to Contract.  The Consultant shall have no power to, and the Consultant shall not, obligate the Corporation in any manner whatsoever to any contract, agreement, undertaking, commitment or other obligation.

            7. Compensation. As consideration for the services to be provided by the Consultant to the Corporation pursuant to the provisions of this Agreement, after the Effective Date at such times and in such amounts as the Consultant and the Corporation shall from time to time agree during the term of this Agreement the Corporation shall issue or cause to be issued to the Consultant 6,919,428 shares of the Corporation's $.001 par value common stock, which shares shall be "unrestricted securities" and, therefore, available for immediate sale, transfer, or other disposition by the Consultant without compliance with the provisions of Rule 144.

             8. Registration Status of Consultant. The Consultant is not engaged in the business of effecting transactions in securities for the accounts of others. The Consultant is not registered with any agency as a broker-dealer, investment advisor or investment manager, and, as a result, is precluded by law from providing to the Corporation services which would be considered to be those of a broker-dealer, investment advisor or investment manager in connection with the placement, offer or sale of securities. In that regard, the Consultant shall not offer, offer to sell, offer for sale, sell, or induce or attempt to induce the purchase or sale of securities of the Corporation. None of the services to be provided by the Consultant pursuant to the provisions of this Agreement are intended to be or shall be construed as offering or selling securities, or providing investment, legal or tax advice.

              9. Services of Consultant Not Exclusive. Subject to the provisions of Paragraph 3.7 of this Agreement, the Consultant may represent, perform services for, and be employed by, any additional persons as the Consultant, in the Consultant's sole discretion, determines to be necessary or appropriate.

              10. Employment of Assistants. If it is necessary for the Consultant to have the aid of assistants or the services of other persons in order to perform the duties and obligations required of the Consultant pursuant to this Agreement, the Consultant may from time to time, employ, engage or retain the services of such other person. Any and all costs to the Consultant for those services shall be chargeable to the Corporation and the Corporation shall reimburse and pay to the Consultant those costs on demand.

              11. Failure to Act by Representative of Consultant. Any direction or consultation given or service performed by any duly designated representative of the Consultant, pursuant to the provisions of this Agreement, shall constitute the direction or consultation or the performance of the Consultant. In the event, for any reason whatsoever, any representative of the Consultant is unable or unwilling to act or perform pursuant to the provisions of this Agreement, that event shall not void this Agreement or diminish its effect, and the performance by any other representative of the Consultant shall constitute full and complete performance of the Consultant's obligations pursuant to this Agreement.



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               12.    Legal and Equitable Remedies. Because of the uniqueness
of the services to be performed by the Consultant for the Corporation pursuant to the provisions of this Agreement, and because the Consultant's reputation as a business and financial consultant may be affected by the financial success or failure or the Corporation, in addition to the other rights and remedies that the Consultant may have for a breach of this Agreement, the Consultant shall have the right to enforce this Agreement, and all of its provisions, by injunction, specific performance or other relief in a court of equity. If any legal action is necessary to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled.

               13. Relationship Created. The Consultant is not an employee of the Corporation for any purpose whatsoever, but is an independent contractor. The Corporation is interested only in the results obtained by the Consultant, who shall have the sole and exclusive control of the manner and means of performing pursuant to this Agreement. The Corporation shall not have the right to require the Consultant to collect accounts, investigate customer or shareholder complaints, attend meetings, periodically report to the Corporation, follow prescribed itineraries, keep records of business transacted, make adjustments, conform to particular policies of the Corporation, or do anything else which would jeopardize the relationship of independent contractor between the Corporation and the Consultant. All expenses and disbursements, including, but not limited to, those for travel and maintenance, entertainment, office, clerical and general administrative expenses, that may be incurred by the Consultant in connection with this Agreement shall be borne and paid wholly and completely by the Consultant, and the Corporation shall not be in any way responsible or liable therefor.

               14. Indemnification. Each party shall save the other party harmless from and against and shall indemnify the other party for any liability, loss, costs, expenses, or damages however caused by reason of any injury (whether to body, property, or personal or business character or reputation) sustained by any person or to any person or to property by reason of any act, neglect, default, or omission of such party or any of such party's agents, employees, or other representatives, and, such party shall pay any and all amounts to be paid or discharged in case of an action or any such liability less costs, expenses, or damages. If either party is sued in any court for damages by reason of any of the acts of the other party referred to in this paragraph, such other party shall defend said action (or cause same to be defended) at such other party's own expense and shall pay and discharge any judgment that may be rendered in any such action; if such other party fails or neglects to so defend in said action, the party sued may defend the same and any expenses, including reasonable attorneys' fees, which such party may pay or incur in defending said action and the amount of any judgment which such party may be required to pay as a result of said action shall be promptly reimbursed upon demand.

                 15. Governmental Rules and Regulations. The provisions of this Agreement and the relationship contemplated by the provisions of this Agreement are subject to any and all present and future orders, rules and regulations of any duly constituted authority having jurisdiction of that relationship.

                 16. Notices. All notices, requests, demands or other communications pursuant to this Agreement shall be in writing or by telex or facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by telex or facsimile transmission (with the telex or facsimile confirmation of transmission receipt serving as confirmation of service when sent and provided telexed or telecopied notices are also mailed by first class, certified or registered mail, postage prepaid) ; or (ii) 48 hours after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:


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         If to the Corporation:              TopClick International, Inc.
                                             7676 Hazzard Center Drive
                                             Suite 500
                                             San Diego, California 92108-4508
                                             Telephone: (619) 298-8255
                                             Facsimile Machine: (610) 497-2666


         If to the Consultant:               David Le
                                             26562 Meadow Crest Drive
                                             Laguna Hills, California 92653

or at such other address as the party affected may designate in a written notice to such other party in compliance with this paragraph.

                 17. Entire Agreement. This Agreement is the final written expression and the complete and exclusive statement of all the agreements, conditions, promises, representations, warranties and covenants between the parties with respect to the subject matter of this Agreement, and this Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, warranties, covenants, understandings and discussions by and between and among the parties, their respective representatives, and any other person, with respect to the subject matter specified in this Agreement. This Agreement may be amended only by an instrument in writing which expressly refers to this Agreement and specifically states that such instrument is intended to amend this Agreement and is signed by each of the parties.

                 18. Number and Gender. Whenever the singular number is used in this Agreement, and when required by the context, the same shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders, and vice versa; and the word "person" shall include corporation, firm, trust, estate, joint venture, governmental agency, sole proprietorship, political subdivision, company, congregation, organization, fraternal order, club, league, society, municipality, association, joint stock company, partnership or other form of entity.

                 19. Execution in Counterparts. This Agreement may be prepared in multiple copies and forwarded to each of the parties for execution. All of the signatures of the parties may be affixed to one copy or to separate copies of this Agreement and when all such copies are received and signed by all the parties, those copies shall constitute one agreement which is not otherwise separable or divisible.

                 20. Choice of Law and Consent to Jurisdiction. All questions concerning the validity, interpretation or performance of any of the terms, conditions and provisions of this Agreement or of any of the rights or obligations of the parties, shall be governed by, and resolved in accordance with, the laws of the State of California.



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                  21.    Assignability. Neither party shall sell, assign,
transfer, convey or encumber this Agreement or any right or interest in this Agreement or pursuant to this Agreement, or suffer or permit any such sale, assignment, transfer or encumbrance to occur by operation of law without the prior written consent of the other party. In the event of any sale, assignment, transfer or encumbrance consented to by such other party, the transferee or such transferee's legal representative shall agree with such other party in writing to assume personally, perform and be obligated by, the covenants, obligations, warranties, representations, terms, conditions and provisions specified in this Agreement.

                  22. Severability. In the event any part of this Agreement or the subject matter of this Agreement, for any reason, is determined by a court of competent jurisdiction to be invalid, such determination shall not affect the validity of any remaining portion or subject matter of this Agreement, which remaining portion or subject matter shall remain in full force and effect as if this Agreement had been executed with the invalid portion or subject matter thereof eliminated. It is hereby declared the intention of the parties that they would have executed the remaining portion or subject matter of this Agreement without including any such part, parts, portion or subject matter which, for any reasons, may be hereafter determined to be invalid.

                   23. Force Majeure. If any party is rendered unable, completely or partially, by the occurrence of an event of "force majeure" (hereinafter defined) to perform such party's obligations created by the provisions of this letter of intent, such party shall give to the other party prompt written notice of the event of "force majeure" with reasonably complete particulars concerning such event; thereupon, the obligations of the party giving such notice, so far as those obligations are affected by the event of "force majeure," shall be suspended during, but no longer than, the continuance of the event of "force majeure." The party affected by such event of "force majeure" shall use all reasonable diligence to resolve, eliminate and terminate the event of "force majeure" as quickly as practicable. The requirement that an event of "force majeure" shall be remedied with all reasonable dispatch as hereinabove specified, shall not require the settlement of strikes, lockouts or other labor difficulties by the party involved, contrary to such party's wishes, and the resolution of any and all such difficulties shall be handled entirely within the discretion of the party concerned. The term "force majeure" as used in this letter of intent shall be defined as and mean any act of God, strike, civil disturbance, lockout or other industrial disturbance, act of the public enemy, war, blockage, public riot, earthquake, tornado, hurricane, lightning, fire, public demonstration, storm, flood, explosion, governmental action, governmental delay, restraint or inaction, unavailability of equipment, and any other cause or event, whether of the type enumerated specifically in this section or otherwise, which is not reasonably within the control of the party claiming such suspension.

                  24. Consent to Agreement. By executing this Agreement, each party, for himself, represents such party has read or caused to be read this Agreement in all particulars, and consents to the rights, conditions, duties and responsibilities imposed upon such party as specified in this Agreement.

         IN WITNESS WHEREOF the parties have executed this Business and Financial Consultant Agreement in duplicate and in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in the preamble of this Agreement.





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CORPORATION:                                   CONSULTANT:
TopClick International, Inc.,                  David Le
a Delaware corporation


By: /s/                                        By: /s/
   ----------------------------------             -----------------------------
Its:  President                                Its:


By: /s/                                        By:
   ----------------------------------             -----------------------------

Its: Secretary                                 Its:




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